Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Symantec Corporation of our report dated June 2, 2016 relating to the financial statements of Blue Coat Inc., which appears in Symantec Corporation’s Current Report on Form 8-K dated October 5, 2016.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 17, 2017